Exhibit 10.1

AMENDMENT
TO
NON-QUALIFIED STOCK OPTION AGREEMENT

This AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (the “Amendment”) is made and entered into effective as of the 27th day of June, 2013 by and between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and Morris Goldfarb (“Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement (as defined below).
WHEREAS, the Company and Participant are parties to that certain Non-Qualified Stock Option Agreement dated January 3, 2011 (the “Agreement”), wherein Participant was granted an option to purchase up to 19,000 shares of the Company’s Common Stock; and
WHEREAS, the Company and Participant desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing promises and agreements and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Participant agree as follows:
1.Amendment of Paragraph 2(a). Paragraph 2(a) is hereby amended and restated in its entirety to read as follows:

a.
General. The term during which this Option may be exercised shall terminate on January 3, 2021, except as otherwise provided in Paragraphs 2(b) through 2(d) below. This Option shall vest and shall become exercisable as to 6,334 shares on July 1, 2011 and as to 6,333 shares on each of July 1, 2012 and June 27, 2013.

Once the Option becomes fully exercisable, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

2.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to conflict of law principles.
3.Successors and Assigns. The terms and provisions of this Amendment shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant and his successors and assigns, whether or not any such person shall have become a party to this Amendment and have agreed in writing to join herein and be bound by the terms hereof.
4.Remainder of Agreement Unchanged. Except as amended by this Amendment, the Agreement shall otherwise remain in full force and effect.
5.Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
6.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed to be effective as of the date and year first above written.

CHRISTOPHER & BANKS CORPORATION

By:     /s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

PARTICIPANT

/s/ Morris Goldfarb
    Morris Goldfarb

2